Exhibit 10.38
                              EMPLOYMENT AGREEMENT

     It is hereby agreed by and between Sparta Foods, Inc. ("Sparta") and William J. Schuch ("Schuch") as follows:

     WHEREAS, Schuch wishes to be employed with Sparta and Sparta wishes to employ Schuch as Vice President of Sales as set forth in this Agreement.

     WHEREAS, Schuch acknowledges that he will have access to confidential and trade secret information of Sparta, which, if disclosed or used for the benefit of any other person or entity, would cause harm to the business and/or competitive position of Sparta.

     WHEREAS, Schuch acknowledges his obligation during his employment with Sparta, and at all times thereafter, not to use or disclose confidential or trade secret information of Sparta for the benefit of any other person or entity;

     WHEREAS, the parties wish to set forth the terms of their agreement in writing.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which is specifically acknowledged by the parties, Sparta and Schuch agree as follows:

     1. Employment. Sparta hereby employs Schuch and Schuch hereby accepts employment upon the terms and conditions set forth in this Agreement.

     2. Term. The term of this Agreement shall commence on October 20, 1997 and shall continue until terminated by either Schuch or Sparta in accordance with Paragraph 9 of this Agreement.

     3. Duties. Schuch shall serve as Sparta's Vice President of Sales. Schuch shall devote his entire time, attention, energy and best efforts to the business of Sparta during the term of this Agreement. Schuch shall discharge all duties and responsibilities as determined in the discretion of President and CEO and/or the Board of Directors of Sparta.

     4. Annual Salary. Sparta shall pay to Schuch a salary on an annualized basis of $85,000, which shall be increased to $90,000 on an annualized basis after ninety (90) days of employment should Sparta be satisfied with Schuch's performance. Salary shall be paid on a bi-weekly basis, less appropriate payroll deductions. Further increases, if any, are at the sole discretion of the Board of Directors.

     5. Bonus. Sparta shall pay Schuch a bonus for the fiscal year ending September 30, 1998 in the amount of $21, 250, less appropriate payroll deductions, if Schuch is an employee in good standing as of September 30, 1998. Additional amounts or future bonuses, if any, are at the sole discretion of the Board of Directors.

     6. Benefits. Sparta shall provide to Schuch all benefits in the same amounts and upon the same conditions as are provided for other employees of Sparta at his level in accordance with applicable plan documents.

     7. Vacation. Schuch shall be entitled to four weeks during the first year of his employment and for any subsequent years in which he is employed with Sparta. Unused vacation may not be carried over into the next year.

     8. Automobile. Schuch shall be eligible for a company-leased vehicle on the same terms as are available to other employees.

     9. Termination or Resignation. Either party may terminate the employment of Schuch for any reason or no reason, with or without cause, upon 90 days' written notice to the other party. The parties agree that Schuch may continue to work during the 90-day notice period or may receive, in lieu thereof, his regular salary through the 90-day period. Such decision shall be in Sparta's sole discretion. If either party terminates the employment of Schuch as set forth in this Paragraph 9, Schuch shall be entitled to his regular salary through the last date of the notice period together with any accrued and unused vacation for the year in which he is terminated or resigns, and any severance to which he is entitled in accordance with Paragraph 10 of this Agreement. Schuch shall not be entitled to any further payments of any kind, except as may be due under any pension, profit sharing or benefit plan in which Schuch is a participant.

     10. Severance. Sparta shall, unless Schuch is terminated for cause, for a period of one year after Schuch's termination or resignation under Paragraph 9, pay Schuch severance at the rate of his last annual salary (excluding any bonuses or other payments), less appropriate payroll deductions, to be paid according to the bi-weekly payroll schedule. If Sparta is terminated for cause, he shall not be entitled to any severance payments and shall only be entitled to his regular salary through the last date of the notice period as set forth in Paragraph 9, together with any accrued and unused vacation for the year in which he is terminated or resigns. Schuch shall not be entitled to any further payments of any kind, except as may be due under any pension, profit sharing or benefit plan in which Schuch is a participant.

     Cause shall be defined as conduct detrimental to Sparta's business reputation or good will; misrepresentation or dishonesty in any dealing between Schuch and Sparta or between Schuch and Sparta's customers or prospective customers; abuse of alcohol or use of controlled substances while on the job; refusal to comply with Sparta's directives, rules, regulations or policies; or the violation of any term of this Agreement.

     11. Confidentiality. Schuch acknowledges and agrees that he will not, during his employment or at any time thereafter, directly or indirectly, use or disclose to any other entity or person, any confidential information of Sparta, without the prior written approval of Sparta's Board of Directors. For purposes of this Agreement, the term "confidential information" shall include any information of Sparta, whether in print, or on a computer disk, or tape or otherwise, including a formula, pattern, compilation, program, device, method, technique, or process which (a) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Schuch acknowledges that such confidential information includes, but is not limited to, customer lists and information, information regarding active and inactive accounts, methods of operation, financial information, and marketing or strategic plans or information.

     12. Noncompetition. In consideration of his employment and the covenants herein, and for other good and valuable consideration the receipt and sufficiency of which is specifically acknowledged by Schuch, Schuch acknowledges and agrees that, during the period of his employment and for a period of one year after his termination or resignation from employment at any time, for any reason or no reason, with or without cause, and whether such termination or resignation is voluntary or involuntary, he shall not, on behalf of himself or for any other person or entity:

     a. Directly or indirectly, as an employee, proprietor, agent, stockholder, partner, officer, director or otherwise, participate or engage in, manage, work for, broker for, operate, control, render advice or assistance to or be connected in any way with any other person or entity engaged in the business of the manufacture or distribution of tortillas and/or tortilla-related products;

     b. Directly or indirectly, contact or solicit any actual, potential or past
     customer   of  Sparta  for  the  purpose  of  selling   tortilla's   and/or
     tortilla-related products;

     c. For any reason influence or solicit, or attempt to influence or solicit, either directly or indirectly, any employee of Sparta to terminate his or her employment with Sparta or to work for any person or entity other than Sparta.

     13.  Return  of  Property.  Schuch,  immediately  upon his  resignation  or termination from employment, whether such termination or resignation is voluntary or involuntary, shall return to Sparta all documents or other items, whether in print, on computer disk, tape or otherwise, and all copies thereof, within his possession or control, belonging to Sparta, or in any manner relating to the business of, or the services provided by Sparta, or the duties and services performed by Schuch on behalf of Sparta, including but not limited to, any confidential or trade secret information of Sparta.

     14. Remedy Upon Violation. In the event of a violation or violations of the terms of Paragraphs 11, 12 or 13 of this Agreement by Schuch, Schuch acknowledges and agrees that Sparta shall be entitled, in addition to any other remedy it may have at law or equity, to an injunction with the posting of a minimal bond or other security, enjoining or restraining Schuch from any violation or violations of this Agreement, and Schuch hereby consents to the issuance of such injunction upon an appropriate showing under applicable law. If any of the rights or restrictions contained in this Agreement shall be deemed by a Court of competent jurisdiction to be unenforceable by reason of the extent, duration or geographic scope, or other provision of this Agreement, the parties contemplate that the Court shall modify such extent, duration, geographic scope or other provision of this Agreement and enforce this Agreement in its modified form for all purposes in the manner contemplated by this Agreement.

     15. Other Agreements. Schuch, by his signature to this Agreement, confirms and warrants that he does not have any noncompetition, confidentiality or other agreements with or obligations to any other person or entity which would prevent or interfere with his employment or duties and responsibilities with Sparta.

     16. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of Sparta.

     17. Entire Agreement. This Agreement states the entire agreement of the parties with respect to the subject matter hereof and merges all prior negotiations, agreements, and understandings, if any. No modification, release, discharge, or waiver, of any provision of this Agreement shall be of any force or effect unless made in writing and signed by the parties hereto, and specifically identified as a modification, release, or discharge, of this Agreement. If any term, clause, or provision, of this Agreement shall for any reason be adjudged invalid, unenforceable, or void, the same shall not impair or invalidate any of the other provisions of the Agreement, all of which shall be performed in accordance with their respective terms. This Agreement contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     18. Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Minnesota.

Dated: __________, 1997                   _____________________________
                                          William J. Schuch



                                          SPARTA FOODS, INC.


Dated: __________, 1997                   By __________________________
                                          Its _________________________